Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

Contact: Investor Relations 804.289.9709	FOR IMMEDIATE RELEASE

THE BRINK’S COMPANY TO SPIN OFF HOME SECURITY UNIT ON OCTOBER 31

Shareholders of Record on October 21 to Receive One Share of BHS Holdings for Each Brink’s Share Owned; Board Changes Also Announced

RICHMOND, Va. September 12, 2008 – The Brink’s Company (NYSE: BCO) (Brink’s), a global leader in security-related services, today announced that its board of directors has approved a distribution date of October 31, 2008, for the spin-off of Brink’s Home Security Holdings, Inc. (BHS Holdings) as a stand-alone, publicly traded company.  The board also approved October 21 as the record date for the spin-off.
On October 31, Brink’s shareholders will receive one share of BHS Holdings common stock for each share of Brink’s common stock they own that was outstanding at the close of business on October 21.  BHS Holdings has applied for approval of trading on the New York Stock Exchange (NYSE) under the symbol "CFL."
Completion of the spin-off is subject to the satisfaction of a number of conditions, including the Registration Statement on Form 10 for BHS Holdings common stock being declared effective by the Securities and Exchange Commission (SEC), BHS Holdings common stock being accepted for listing on the NYSE, and certain other conditions described in the Information Statement included in the Form 10 and in the agreements filed as exhibits to the Form 10.  The condition that Brink’s receive a private letter ruling from the Internal Revenue Service regarding the spin-off has been met, and the company expects all other conditions to the spin-off to be satisfied on or before the distribution date.

Brink’s shareholders do not need to take any action to participate in the spin-off.  No payment and no exchange or surrender of existing shares of Brink’s common stock is required.  The spin-off is not subject to a vote of Brink’s shareholders and no proxy will be solicited in connection with the spin-off.  An Information Statement including details and conditions related to the distribution, as well as information about BHS Holdings, will be mailed to Brink’s shareholders at least twenty days prior to the distribution date.
Effective immediately upon the completion of the spin-off, John S. Brinzo, Lawrence J. Mosner, Carl S. Sloane and Carroll R. Wetzel, Jr., will resign from the Brink’s board of directors and become directors of BHS Holdings.  Robert B. Allen, president and chief executive officer of Brink’s Home Security, Inc., also will serve as a director of BHS Holdings.  Carl S. Sloane will serve as the non-executive chairman of the board of BHS Holdings.  Robert J. Strang will then become a director of The Brink’s Company.

About The Brink’s Company
The Brink's Company (NYSE: BCO) is a global leader in security-related services that operates two businesses: Brink's, Incorporated and Brink's Home Security, Inc.  Brink's, Incorporated is the world's premier provider of secure transportation and cash management services.  Brink's Home Security, Inc. is one of the largest and most successful security alarm monitoring companies in North America.  For more information, please visit the Brink's website at www.brinkscompany.com or call toll free 877-275-7488.

Forward-Looking Statements
This release contains both historical and forward-looking information about the anticipated spin-off of BHS Holdings.  Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  The forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.  Additional discussion of factors that could affect the future results of Brink’s is contained in the periodic filings of Brink’s with the SEC and the Registration Statement on Form 10 filed by BHS Holdings.  All forward-looking information should be evaluated in the context of these risks, uncertainties and contingencies.  The information included in this release is representative only as of the date of this release, and Brink’s undertakes no obligation to update any information contained in this release.